EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 333-104165 and 333-83551) and Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194 and 333-137857) of Unit Corporation of our report dated February 28, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 28, 2008